FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the

                  Securities Exchange Act of 1934

                           May 23, 2000
         Date of Report (Date of earliest event reported)

                 Real Estate Opportunities, Inc.
            formerly known as Monument Galleries, Inc.
      (Exact name of registrant as specified in its charter)

                COLORADO                           84-1461919
                    (State or other                         (IRS Employer
                      jurisdiction of                        Identification
No.)
                     Incorporation)

        3225 East 2nd Avenue, Denver, Colorado    80206
          (Address of principal executive offices)(Zip Code)


                          (303) 393-1600
       (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On April 28, 2000, the Registrant acquired all of the outstanding capital stock of a Colorado corporation, formerly known as Real Estate
Opportunities, Inc. (the "Target") in exchange for the issuance of 5,232,977 shares of common stock of the Registrant, representing approximately 82.27% of its outstanding capital stock, after giving effect to the dilution created by the issuance of such shares. As of the date of the acquisition, the Target had assets of $679,002 and liabilities of $729,485. The value of the Target's assets at the time of its acquisition did not necessarily reflect the fair market value of those assets, however, because of accounting adjustments required in connection with related party transactions, which reduced asset values to predecessor cost. The shares of the Target were acquired directly from each of its 45 shareholders, as more fully described in the Plan of Reorganization, previously filed with the Securities and Exchange Commission as Exhibit 5 to its Report on Form 8-K dated April 14, 2000. At the time of consummation of the acquisition of the Target, F. Jeffrey Krupka, a director of the Registrant, owned directly or indirectly, or otherwise controlled approximately 13.89% of the outstanding capital stock of the Target. In addition, Cynthia Kettl, also a director of the Registrant, owned directly or indirectly, or otherwise controlled approximately 0.61% of the outstanding capital stock of the Target.

ITEM 5.  OTHER EVENTS

     On April 28, 2000, the Registrant filed an amendment to its Articles of Incorporation changing its corporate name to Real Estate Opportunities, Inc., immediately after consummation of the acquisition of all of the outstanding capital stock of the Target, a corporation formerly known as Real Estate Opportunities, Inc.

     On May 2, 2000, the Company's Board of Directors increased the number of directors constituting the full board of directors of the Company from two to three, and elected James L. Sanderson to fill the vacancy thereby created. From 1997 to present, Mr. Sanderson has been a senior investment advisor with Harvestons Securities in Denver, Colorado. Mr. Sanderson also serves as a member of the Board of Directors of American Tire Corporation
(ATYR), Boulder City, Nevada, an airless bicycle tire manufacturer. From 1975 to 1990, Mr. Sanderson served as President and C.E.O. of New Systems Molding Corporation, a 120-employee plastic injection molding company. During the period from 1971 to 1975, he was President and founder of Bota of Boulder, a leather goods manufacturer in Boulder, Colorado. From 1967 to 1970, Mr. Sanderson served as a counter intelligence agent for the U.S. Army and speaks Vietnamese.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     Although it is impracticable to provide audited financial statements for the Target as of the date of this Report on Form 8-K, such financial statements will be reported in a future Report on Form 8-K.
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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         REAL ESTATE OPPORTUNITIES, INC.

Date: May 23, 2000            BY: /S/ F. JEFFREY KRUPKA

                              F. Jeffrey Krupka, President